Exhibit 10.8

August 6, 2008

George Svokos, President

Plantex USA, Inc.

Two University Plaza

Suite 305

Hackensack, NJ 07601

RE:	Supply Agreement between Transcept Pharmaceuticals, Inc. and Plantex USA, Inc., dated March 31, 2006 (the “Agreement”)

Dear George,

This letter serves to acknowledge that Transcept Pharmaceuticals, Inc. (“Transcept”) has received (1) Plantex USA, Inc.’s (“Plantex’s”) notification dated March 16, 2008 setting forth its intention to transfer the manufacture and supply of [***] from (the [***]) from [***], [***] (the [***]) to [***], located in [***] (the “[***]), and (2) Plantex’s subsequent notification dated [***] suspending its transfer activities to the [***] but reaffirming its intention to transfer the Product from [***] to a yet to be named alternative [***] manufacturing location (the “Alternative Plant”).

Over the last several weeks we have reviewed the implications of such transfer internally and with individuals at (i) [***] department and (ii) the [***] Operations Department. During such conversations Transcept expressed several concerns, including:

•

Transcept’s New Drug Application in the U.S. (NDA) for Intermezzo®, Transcept’s therapeutic product incorporating the Product, is scheduled for submission in mid-September of this year. Such timing will not allow Transcept to include in its NDA appropriate references to either the [***] or the Alternative Plant.

•

We expect the U.S. Food and Drug Administration (FDA) to conduct a Pre-Approval Inspection of the [***] due to the fact that the [***] produced all Product used in Transcept’s stability and clinical batches.

•	The [***] was inspected by the FDA in [***] with [***] ([***]) [***] documented on an issued [***].

1003 W. Cutting Blvd., Suite 110

Pt. Richmond, CA 94804

510.215.3500 510.215.3535 fax

www.transcept.com

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

•	To date, Transcept has yet to receive a firm schedule for the planned registration batches of Product and subsequent amendment to the DMF at either the [***] or the Alternative Plant.

Due to the concerns referenced above, Transcept and Plantex have agreed that initial commercial quantities of Product will be supplied from the [***] until successful completion of the following events: (i) production transfer to either the [***] or the Alternative Plant, (ii) DMF submission and (iii) Transcept’s approval of Product manufactured at either the [***] or the Alternative Plant under a Comparability Protocol.

This letter confirms Plantex’s and Transcept’s agreement that Plantex will manufacture and supply Product to Transcept for Transcept’s commercial launch of Intermezzo according to the following terms:

•	Transcept will issue a Purchase Order no later than August 15, 2008 for [***] of Product.

•

Plantex will manufacture such quantities of Product at the [***] no later than [***] and shall maintain such Product in accordance with all applicable laws and regulation promulgated by any Regulatory Authority (as defined in the Agreement).

•	Plantex will deliver Product to Transcept under one of the following schedules:

(1)	If Transcept’s NDA for Intermezzo is approved by the FDA before [***], then Transcept will accept delivery of [***] of Product by [***] and [***] of Product by [***].

(2)	If Transcept’s NDA for Intermezzo is not approved by the FDA before [***], then Transcept will accept delivery of [***] of Product by [***], [***] of Product by [***], and [***] of Product by [***].

•

Plantex will produce an additional [***] of Product at the [***] by [***] and retain such Product on behalf of Transcept in accordance with all applicable laws and regulations promulgated by any Regulatory Authority (as defined in the Agreement), until the earlier of:

(1)	The date on which Transcept’s supplemental filing with the FDA listing the [***] or the Alternative Plant as an alternative site for the manufacture of Product is considered accepted by the FDA.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

(2)	The latter of one year from the date of Plantex’s DMF submission at either the [***] or the Alternative Plant, or [***].

If the foregoing terms are acceptable to you, please sign this letter in the space indicated below and return the countersigned letter to us as soon as practicable. I thank you for your attention to our concerns. Transcept looks forward to working with you on the launch of Intermezzo and the approval of the [***] or the Alternative Plant for the manufacture and supply of Product.

Sincerely,

/s/ Dennie Dyer
Dennie Dyer
Vice President Operations

Agreed to by Transcept:		Agreed to by Plantex:

/s/ Glenn Oclassen	Date: 8-8-08		Date:
Glenn Oclassen		George Svokos
President and CEO		President

cc:	General Counsel, Fax Number: 201-293-6499
cc:	William Chelak, Sr. Director, Sales & Marketing

/s/ Thomas Soloway
Thomas Soloway, CFO

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.